Exhibit 3.1.1

ARTICLES OF INCORPORATION

The undersigned incorporator(s), for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt(s) the following Articles of incorporation.

ARTICLE I  NAME

The name of the corporation shall be:

Environmental Digital Services, Inc.

ARTICLE II  PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be:

1901 Marina Isle Way #106
Jupiter, FL 33477

ARTICLE III  SHARES

The number of shares of stock that this corporation is authorized to have outstanding at any one time

50,000,000 (Fifty Million)

ARTICLE IV  INITIAL REGISTERED AGENT AND STREET ADDRESS

The name and address of the initial registered agent is:

James P. Crehan, Sr.
1901 Marina Isle Way, #106
Jupiter, FL 33477

ARTICLE V  INCORPORATOR(S)
See instructions for officers/directors

The name(s) and street address(es) of the incorporator(s) to these Articles of Incorporation is(are):

James P. Crehan, Sr.
1901 Marina Isle Way #106
Jupiter, FL 33477

The undersigned incorporator(s) has(have) executed these Articles of Incorporation this

      25      day of           July        , 1996.

(An additional article must be added if an effective date is requested.)

/s/ James P. Crehan

Signature

Signature

Signature

Notarization is not required

NOTE: Affixing an officer title after a signature of an incorporator does not constitute the designation of officers.